UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     September 21, 2016

Can-Cal Resources Ltd.

(Exact name of registrant as specified in its charter)

Nevada	0-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 302, 4820 - 50th Avenue, Red Deer, Alberta, Canada	T4N 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(403) 342-6221

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On September 21, 2016, Mr. Jonathan Legg and Mr. Timothy Nakaska each resigned as a director of Can-Cal Resources Ltd. (“Can-Cal”).

Election of Directors

On September 21, 2016, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver, each a long time shareholder of Can-Cal, were appointed as directors of Can-Cal.

For many years, Mr. Oosterhoff was in the general insurance industry and achieved the highest level attainable for general insurance brokers. He was also the senior leader and majority shareholder of a thriving general insurance brokerage in Red Deer, Alberta. Mr. Oosterhoff leads a syndication of high wealth investors for acquisition, development, construction, management and marketing of both residential and commercial holdings in central Alberta. Mr. Oosterhoff has also been a Board member providing regional governance under Alberta Housing Act.

Mr. Korver has been involved in thriving agricultural businesses near Rocky Mountain House, Alberta. He also expanded and diversified into several other successful agricultural business operations, as well as specialized custom grazing and hay for the Alberta equine market. Mr. Korver has used his successful techniques in various capital markets investments. He has also continuously provided active service on various boards at both the Alberta Provincial and County levels.

On September 26, 2016, Can-Cal issued a press release regarding the Resignations and Elections of Directors. The press release is filed herewith as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 26, 2016, titled “Can-Cal Resources Ltd. Announces Resignation and Appointment of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can-Cal Resources Ltd.
(Registrant)

Date September 26, 2016
	By:	/s/ Casey Douglass
(Signature)

	Name:	Casey Douglass
	Title:	Chairman of the Board of Directors

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